Exhibit 10.7

THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated effective as of March 6, 2003, is made and entered into by and among WHOLE FOODS MARKET, INC. (the “Company”), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined), as amended by this Amendment (each, together with its successors and assigns, a “Bank” and collectively, the “Banks”), and JPMORGAN CHASE BANK, a New York banking corporation formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association, as agent for the Banks (in such capacity, together with its successors in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Company, the Agent and certain Banks are parties to a Second Amended and Restated Credit Agreement dated as of February 7, 2000, as previously amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 1, 2001, executed by and among the Company, the Agent and the Banks and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 10, 2002, executed by and among the Company, the Agent and the Banks (said Second Amended and Restated Credit Agreement, as previously amended, is hereinafter referred to as the “Credit Agreement”); and

WHEREAS, in connection with an extension of the Maturity Date under the Credit Agreement, the Company, the Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be further amended in certain respects.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged and confessed, the Company, the Agent and the Banks do hereby agree as follows:

Section 1. General Definitions. Except as expressly modified by this Amendment, capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein.

Section 2. Definition Amendments. The term “Commitment” and “Maturity Date” contained in Section 1 of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:

Commitment shall mean, as to any Bank, the obligation of such Bank to make Loans and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount set forth as such Bank’s “Commitment” (as the same may be reduced from time to time pursuant to Section 2.2 hereof) opposite such Bank’s name on the signature pages of that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of March 6, 2003, by and among the Company, the Agent and the Banks.

Maturity Date shall mean the earlier of (a) October 1, 2004, (b) the date the Company terminates the Aggregate Commitment pursuant to Section 2.2 hereof, and (c) the date specified by the Agent pursuant to Section 7.1 hereof.

Section 3. Increase of Letter of Credit Sublimit. As of the effective date of this Amendment, the $10,000,000 maximum amount of Letter of Credit Exposure set forth in Section 2.4(a)(i) of the Credit Agreement is hereby increased to $30,000,000.

Section 4. Release of Guaranty Bank from Obligations as a Bank. Guaranty Bank has elected to no longer continue as a Bank under the Credit Agreement from and after the effective date of this Amendment. As a result, (a) all Loans and other amounts, if any, owing to Guaranty Bank by the Company under the terms of the Credit Agreement have been fully paid and satisfied by the Company as of the effective date of this Amendment, and (b) Guaranty Bank is hereby released from its obligations, and no longer has any rights, as a Bank under the Credit Agreement from and after the effective date of this Amendment.

Section 5. Representations and Warranties. The Company represents and warrants to the Agent and the Banks that the representations and warranties contained in Section 4 of the Credit Agreement and in all of the other Loan Documents are true and correct in all material respects on and as of the effective date hereof as though made on and as of such effective date. The Company hereby certifies that no event has occurred and is continuing which constitutes a Default or an Event of Default under the Credit Agreement or which, upon the giving of notice or the lapse of time, or both, would constitute a Default or an Event of Default. Additionally, the Company hereby represents and warrants to the Agent and the Banks that the resolutions or authorizations of the Board of Directors (or other governing parties) of the Company and its Subsidiaries which are set out in the following described Secretary’s Certificates or Authorizations remain in full force and effect as of the effective date hereof and have not been modified, amended, superseded or revoked:

(a) That certain Secretary’s Certificate dated June 25, 1999, executed and delivered to the Agent by the Secretary of Whole Foods Market, Inc. in connection with the Credit Agreement;

(b) That certain Secretary’s Certificate dated June 25, 1999, executed and delivered to the Agent by the Assistant Secretary of Mrs. Gooch’s Natural Foods Market, Inc., The Sourdough: A European Bakery, Inc., WFM Beverage Corp., Whole Food Company, Inc., Whole Foods Market California, Inc., Whole Foods Market Services, Inc., Whole Foods Market Distribution, Inc., Whole Foods Market Southwest I, Inc., Allegro Coffee Company, Whole Foods Market Group, Inc., Nature’s Heartland, Inc. and Whole Foods Market Southwest Investments, Inc. in connection with the Credit Agreement;

(c) That certain Authorization dated June 28, 1999, executed and delivered to the Agent by the Members of Whole Foods Market Brand 365, LLC, in connection with the Credit Agreement;

(d) That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market IP, Inc. in connection with the Credit Agreement;

(e) That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market Finance, Inc. in connection with the Credit Agreement;

(f) That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market Purchasing, Inc. in connection with the Credit Agreement; and

(g) Those certain Resolutions of the Directors of Fresh Fields Markets Canada, Inc. dated February 23, 2001, executed and delivered to the Agent by the Directors of Fresh Fields Markets Canada, Inc. in connection with the Credit Agreement.

Section 6. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

Section 7. Payment of Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent and each of the Banks harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of counsel for the Agent and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

Section 8. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 9. Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Company and the Agent.

Section 11. References to Credit Agreement. As used in the Credit Agreement (including all Exhibits thereto) and all other Loan Documents, on and subsequent to the effective date hereof, the term “Agreement” shall mean the Credit Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WHOLE FOODS MARKET, INC. a Texas corporation

By:

Glenda Flanagan Executive Vice President and Chief Financial Officer

Addresses for Notices:

Whole Foods Market, Inc. 601 N. Lamar Boulevard, Suite 300 Austin, Texas 78703-5413 Attention: Ms. Glenda Flanagan

JPMORGAN CHASE BANK, individually and as agent
Commitment:
$20,512,821.00	By:

Name:

Title:

Address for Notices:

JPMorgan Chase Bank 700 Lavaca, 2nd Floor Post Office Box 550 Austin, Texas 78789 Attention: Manager/Commercial Lending Group

with copies to:

JPMorgan Chase Bank Loan and Agency Services 111 Fannin, 10th Floor Houston, Texas 77002 Attention: Rese Comley

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

Commitment:
$20,512,821.00	By:

Name:

Title:

Address for Notices:

Wells Fargo Bank Texas, National Association

111 Congress, Suite 300

Austin, Texas 78701

Attention: Ms. Susan Coulter

WACHOVIA BANK, NATIONAL ASSOCIATION (SUCCESSOR TO FIRST UNION NATIONAL BANK)

Commitment:
$17,948,718.00
By:

Name:

Title:

Address for Notices: Wachovia Bank, National Association 1339 Chestnut Street, PA 48 Philadelphia, Pennsylvania 19107 Attention: Mr. Anthony Braxton

and Ms. Irene Marks

FLEET NATIONAL BANK
Commitment:
$17,948,718.00
By:

Name:

Title:

Address for Notices: Fleet National Bank 40 Broad Street MADE10510A Boston, MA 02109 Attention: Ms. Judith C.E. Kelly

STANDARD FEDERAL BANK, N.A., FORMERLY LASALLE BANK NATIONAL ASSOCIATION
Commitment:
$12,820,512.00
By:

Name:

Title:

Address for Notices: Standard Federal Bank, N.A. 125 Ottawa NW, Suite 270 Grand Rapids, Michigan 49503 Attention: Mr. Thomas J. Ranville

US BANK, NATIONAL ASSOCIATION, FORMERLY FIRSTAR BANK, N.A.
Commitment:
$10,256,410.00
By:

Name:

Title:

Address for Notices:

US Bank
One Firstar Plaza, 12th Floor
St. Louis, Missouri 63101
Attention: Greg Dryden

The undersigned Guarantors (a) acknowledge and consent to the execution of the foregoing Amendment, (b) confirm that the Guaranties previously executed or joined in by each of the undersigned Guarantors apply and shall continue to apply to all Indebtedness evidenced by or arising pursuant to the Credit Agreement or any other Loan Documents, notwithstanding the execution and delivery of this Amendment by the Company, the Agent and each of the Banks, and (c) acknowledge that without this consent and confirmation, the Banks and the Agent would not agree to the modifications of the Credit Agreement which are evidenced by the foregoing Amendment.

WHOLE FOODS MARKET SERVICES, INC.,

a Delaware corporation

WFM BEVERAGE CORP., a Texas corporation

WHOLE FOODS MARKET SOUTHWEST I, INC.,

a Delaware corporation

WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC., a Delaware corporation

WHOLE FOODS MARKET CALIFORNIA, INC.,

a California corporation

MRS. GOOCH’S NATURAL FOOD MARKETS, INC.,

a California corporation

WHOLE FOODS MARKET GROUP, INC.,

a Delaware corporation

ALLEGRO COFFEE COMPANY, a Colorado corporation

WHOLE FOODS MARKET DISTRIBUTION, INC.,

a Delaware corporation

WHOLE FOOD COMPANY, INC., a Louisiana corporation

THE SOURDOUGH: A EUROPEAN BAKERY, INC.

a Texas corporation

NATURE’S HEARTLAND, INC.,

a Massachusetts corporation

By:
Glenda Flanagan
Secretary

WHOLE FOODS MARKET BRAND 365, LLC,

a California limited liability company

By:	Whole Foods Market Services, Inc., a Delaware corporation, Member

By:
Glenda Flanagan, Secretary

WHOLE FOODS MARKET SOUTHWEST, L.P., a Texas limited partnership

By:	Whole Foods Market Southwest I, Inc., a Delaware corporation

By:
Glenda Flanagan, Secretary

WHOLE FOODS MARKET IP, L.P., a Delaware corporation

By:	WFM IP Management, Inc., a Delaware corporation

By:
Glenda Flanagan, Secretary

WHOLE FOODS MARKET FINANCE, INC., a Delaware corporation WHOLE FOODS MARKET PURCHASING, INC., a Delaware corporation FRESH FIELDS MARKETS CANADA, INC., a Canadian corporation

By:
Glenda Flanagan President